Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-130536

________________________________________

The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Because the asset-backed securities are being offered on a “when, as and if issued” basis, any such contract will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. Because the asset-backed securities are subject to modification or revision, any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the “Automatic Termination”). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

MBS New Issue - Term Sheet Additional Disclosure

Mortgage Pass-Through Certificates, Series 2006-I

$975,124,000 (approximate) Shifting Interest Certificates

Banc of America Funding Corporation

Depositor

Bank of America, National Association

Sponsor

Wells Fargo Bank, N.A.

Securities Administrator and Master Servicer

U.S. Bank National Association

Trustee and Custodian

November 15, 2006

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

BAFC 2006-I	$975,124,000 (approximate) Shifting Interest Certificates

DISCLAIMER

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase securities. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

IRS CIRCULAR 230 NOTICE

THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE UNDERWRITER IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW THIS DOCUMENT ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

3

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

BAFC 2006-I	$975,124,000 (approximate) Shifting Interest Certificates

Table of Contents

➢ BAFC 2006-I Replines	pg. 4
➢ Assumptions Relating to Decrement Tables	pg. 9
➢ Decrement Tables	pg. 10
➢ Aggregate Loss Tables	pg. 20
➢ Historical Values of One-Year LIBOR, One-Year CMT and Six-Month LIBOR	pg. 21

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

BAFC 2006-I	$975,124,000 (approximate) Shifting Interest Certificates

BAFC 2006-I Replines (Group 1)

Group	Cut-Off Unpaid Principal Balance	Current Mortgage Interest Rate	Current Net Mortgage Interest Rate	Cut-Off Remaining Term to Stated Maturity	Loan Age	Intial Rate Cap	Periodic Rate Cap	Gross Margin	Rate Ceiling	Rate Floor	Original Interest Only Term	Cut-Off Months to Roll	Payment Reset Frequency
1	496,000.00	5.0000000000	4.7500000000	344	16	5.0000000000	2.0000000000	2.2500000000	10.0000000000	2.2500000000	120	45	12
1	155,450.00	5.3750000000	5.1250000000	264	36	5.0000000000	2.0000000000	2.2500000000	10.3750000000	2.2500000000	120	24	6
1	473,852.31	5.7500000000	5.3750000000	311	49	5.0000000000	2.0000000000	2.7500000000	10.7500000000	2.7500000000	0	11	12
1	479,842.54	5.7500000000	5.2500000000	314	46	2.0000000000	2.0000000000	2.7500000000	10.7500000000	2.7500000000	0	14	12
1	952,854.88	5.7500000000	5.2500000000	315	45	2.0000000000	2.0000000000	2.7500000000	10.7500000000	2.7500000000	0	15	12
1	616,095.09	4.5000000000	4.1250000000	320	40	5.0000000000	2.0000000000	2.7500000000	9.5000000000	2.7500000000	0	20	12
1	824,222.89	4.1220624648	3.7470624648	322	38	3.5352504224	2.0000000000	2.7500000000	9.1220624648	2.7500000000	0	22	12
1	2,810,513.85	4.8366547153	4.4807743849	323	37	5.0000000000	2.0000000000	2.7500000000	9.8366547153	2.7500000000	0	23	12
1	1,706,914.07	4.6655755076	4.2905755076	324	36	5.0000000000	2.0000000000	2.7139531510	9.6655755076	2.7139531510	0	24	12
1	3,951,903.91	4.7308614169	4.3558614169	325	35	5.0000000000	2.0000000000	2.7350287741	9.7308614169	2.7350287741	0	25	12
1	3,914,228.40	4.4402013388	4.0957075632	326	34	5.0000000000	2.0000000000	2.7500000000	9.4402013388	2.7500000000	0	26	12
1	999,272.58	4.5628832363	4.1878832363	327	33	5.0000000000	2.0000000000	2.7500000000	9.5628832363	2.7500000000	0	27	12
1	4,517,446.30	4.4235256474	4.0485256474	328	32	5.0000000000	2.0000000000	2.7500000000	9.4235256474	2.7500000000	0	28	12
1	6,697,909.41	4.4386852296	4.0351309354	329	31	5.0000000000	2.0000000000	2.7500000000	9.4386852296	2.7500000000	0	29	12
1	9,309,429.70	4.1987318207	3.8092457210	330	30	5.0000000000	2.0000000000	2.7500000000	9.1987318207	2.7500000000	0	30	12
1	1,357,279.48	4.8032149668	4.3395752620	331	29	5.0000000000	2.0000000000	2.7500000000	9.8032149668	2.7500000000	0	31	12
1	925,274.88	5.2950191353	4.9200191353	332	28	3.6398469177	2.0000000000	2.7500000000	10.2950191353	2.7500000000	0	32	12
1	1,145,236.46	5.0781458851	4.7031458851	333	27	5.0000000000	2.0000000000	2.7500000000	10.0781458851	2.7500000000	0	33	12
1	448,055.54	5.1250000000	4.7500000000	334	26	5.0000000000	2.0000000000	2.7500000000	10.1250000000	2.7500000000	0	34	12
1	488,189.19	5.8750000000	5.3400000000	335	25	5.0000000000	2.0000000000	2.7500000000	10.8750000000	2.7500000000	0	35	12
1	485,739.89	4.5400000000	4.1650000000	338	22	5.0000000000	2.0000000000	2.7500000000	9.5400000000	2.7500000000	0	38	12
1	1,511,500.00	4.2500000000	4.0000000000	321	39	5.0000000000	2.0000000000	2.7500000000	9.2500000000	2.7500000000	60	21	12
1	1,000,000.00	4.3750000000	4.1250000000	330	30	5.0000000000	2.0000000000	2.7500000000	9.3750000000	2.7500000000	60	30	12
1	552,929.96	5.2500000000	5.0000000000	332	28	5.0000000000	2.0000000000	2.7500000000	10.2500000000	2.7500000000	60	32	12
1	825,000.00	5.1250000000	4.8750000000	343	17	5.0000000000	2.0000000000	2.7500000000	10.1250000000	2.7500000000	60	43	12
1	995,647.31	5.3973746939	5.1473746939	345	15	5.0000000000	2.0000000000	2.4464995918	10.3973746939	2.4464995918	60	45	12
1	1,100,000.00	5.2500000000	5.0000000000	347	13	5.0000000000	2.0000000000	2.7500000000	10.2500000000	2.7500000000	60	47	12
1	423,765.62	5.1250000000	4.8750000000	318	42	5.0000000000	2.0000000000	2.2500000000	10.1250000000	2.2500000000	0	18	12
1	560,876.92	5.0000000000	4.7500000000	322	38	5.0000000000	2.0000000000	2.2500000000	10.0000000000	2.2500000000	0	22	12
1	541,542.42	5.0000000000	4.7500000000	328	32	5.0000000000	2.0000000000	2.2500000000	10.0000000000	2.2500000000	0	28	12
1	1,151,925.34	5.3661823799	5.1161823799	331	29	5.0000000000	2.0000000000	2.2500000000	10.3661823799	2.2500000000	0	31	12
1	6,680,664.55	5.1629392680	4.9129392680	332	28	5.0000000000	2.0000000000	2.2500000000	10.1629392680	2.2500000000	0	32	12
1	486,156.06	4.4180000000	4.0430000000	336	24	5.0000000000	2.0000000000	2.2500000000	9.4180000000	2.2500000000	0	36	12
1	1,526,873.03	4.6877363141	4.3127363141	337	23	5.0000000000	2.0000000000	2.2500000000	9.6877363141	2.2500000000	0	37	12
1	2,547,925.73	4.7562932444	4.3812932444	338	22	5.0000000000	2.0000000000	2.2500000000	9.7562932444	2.2500000000	0	38	12
1	2,213,247.95	4.7945915629	4.4195915629	339	21	5.0000000000	2.0000000000	2.2500000000	9.7945915629	2.2500000000	0	39	12
1	563,033.98	5.6250000000	5.2500000000	340	20	5.0000000000	2.0000000000	2.2500000000	10.6250000000	2.2500000000	0	40	12
1	1,249,593.46	5.0690538546	4.7353406504	341	19	5.0000000000	2.0000000000	2.2500000000	10.0690538546	2.2500000000	0	41	12
1	3,377,618.18	4.9223842073	4.6216852984	342	18	5.0000000000	2.0000000000	2.2500000000	9.9223842073	2.2500000000	0	42	12
1	1,433,401.83	4.9539669479	4.6606712762	343	17	5.0000000000	2.0000000000	2.2500000000	9.9539669479	2.2500000000	0	43	12
1	6,884,052.20	4.9058979286	4.5881620243	344	16	5.0000000000	2.0000000000	2.3177569070	9.9058979286	2.3177569070	0	44	12
1	3,259,013.28	5.1984895222	4.8620585020	345	15	5.0000000000	2.0000000000	2.2500000000	10.1984895222	2.2500000000	0	45	12
1	5,098,937.39	5.2503292131	4.8976791711	346	14	5.0000000000	2.0000000000	2.2500000000	10.2503292131	2.2500000000	0	46	12
1	1,988,379.17	5.1381988564	4.7631988564	347	13	5.0000000000	2.0000000000	2.2500000000	10.1381988564	2.2500000000	0	47	12
1	434,254.56	5.1700000000	4.7950000000	348	12	5.0000000000	2.0000000000	2.2500000000	10.1700000000	2.2500000000	0	48	12
1	979,750.22	5.4494153791	5.0744153791	349	11	5.0000000000	2.0000000000	2.2500000000	10.4494153791	2.2500000000	0	49	12
1	794,737.31	5.7500000000	5.3750000000	350	10	5.0000000000	2.0000000000	2.2500000000	10.7500000000	2.2500000000	0	50	12
1	586,890.36	5.7500000000	5.3750000000	351	9	5.0000000000	2.0000000000	2.2500000000	10.7500000000	2.2500000000	0	51	12
1	706,307.62	5.7500000000	5.3750000000	352	8	5.0000000000	2.0000000000	2.2500000000	10.7500000000	2.2500000000	0	52	12

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

BAFC 2006-I	$975,124,000 (approximate) Shifting Interest Certificates

BAFC 2006-I Replines (Group 1 Continued)

Group	Cut-Off Unpaid Principal Balance	Current Mortgage Interest Rate	Current Net Mortgage Interest Rate	Cut-Off Remaining Term to Stated Maturity	Loan Age	Intial Rate Cap	Periodic Rate Cap	Gross Margin	Rate Ceiling	Rate Floor	Original Interest Only Term	Cut-Off Months to Roll	Payment Reset Frequency
1	748,418.23	5.7100000000	5.3350000000	354	6	5.0000000000	2.0000000000	2.2500000000	10.7100000000	2.2500000000	0	54	12
1	13,601,677.41	5.4256109907	5.1756109907	345	15	5.0000000000	2.0000000000	2.2500000000	10.4256109907	2.2500000000	120	45	12
1	467,477.49	6.0000000000	5.7500000000	348	12	5.0000000000	2.0000000000	2.2500000000	11.0000000000	2.2500000000	120	48	12
1	1,117,440.76	5.6250000000	5.3750000000	350	10	5.0000000000	2.0000000000	2.2500000000	10.6250000000	2.2500000000	120	50	12
1	516,671.77	5.5000000000	5.2500000000	353	7	5.0000000000	2.0000000000	2.2500000000	10.5000000000	2.2500000000	120	53	12
1	492,000.00	5.5000000000	5.1250000000	347	13	5.0000000000	2.0000000000	2.2500000000	10.5000000000	2.2500000000	59	47	12
1	1,174,019.95	4.7012870075	4.4512870075	328	32	5.0000000000	2.0000000000	2.2500000000	9.7012870075	2.2500000000	60	28	12
1	4,172,255.12	5.2570095534	5.0070095534	331	29	5.0000000000	2.0000000000	2.2500000000	10.2570095534	2.2500000000	60	31	12
1	14,009,748.40	5.2700497402	5.0200497402	332	28	5.0000000000	2.0000000000	2.2500000000	10.2700497402	2.2500000000	60	32	12
1	956,181.14	5.3398700768	4.9648700768	334	26	5.0000000000	2.0000000000	2.2500000000	10.3398700768	2.2500000000	60	34	12
1	440,000.00	5.1250000000	4.7500000000	335	25	5.0000000000	2.0000000000	2.2500000000	10.1250000000	2.2500000000	60	35	12
1	2,711,439.36	4.7994728997	4.4244728997	337	23	5.0000000000	2.0000000000	2.2500000000	9.7994728997	2.2500000000	60	37	12
1	4,661,719.03	4.9038599316	4.5288599316	338	22	5.0000000000	2.0000000000	2.2500000000	9.9038599316	2.2500000000	60	38	12
1	12,750,771.91	4.9331443890	4.5518236738	339	21	5.0000000000	2.0000000000	2.2500000000	9.9331443890	2.2500000000	60	39	12
1	5,979,252.10	5.0748690710	4.7070109605	340	20	5.0000000000	2.0000000000	2.2500000000	10.0748690710	2.2500000000	60	40	12
1	12,789,507.40	5.1248206709	4.7986213899	341	19	5.0000000000	2.0000000000	2.2500000000	10.1248206709	2.2500000000	60	41	12
1	16,311,172.64	5.2796511702	4.9859213675	342	18	4.9108341238	2.0000000000	2.2500000000	10.2796511702	2.2500000000	60	42	12
1	10,848,207.68	5.1870493376	4.8791492402	343	17	5.0000000000	2.0000000000	2.2500000000	10.1870493376	2.2500000000	60	43	12
1	25,247,872.39	5.1520841917	4.8193487302	344	16	5.0000000000	2.0000000000	2.2500000000	10.1520841917	2.2500000000	60	44	12
1	10,957,744.50	5.3690526195	5.0844753415	345	15	4.9023416315	2.0000000000	2.2500000000	10.3690526195	2.2500000000	60	45	12
1	21,394,630.71	5.4047478331	5.0788579397	346	14	5.0000000000	2.0000000000	2.2500000000	10.4047478331	2.2500000000	60	46	12
1	3,133,567.68	5.4093085572	5.0199428231	347	13	5.0000000000	2.0000000000	2.2500000000	10.4093085572	2.2500000000	60	47	12
1	7,514,782.62	5.2650399293	4.8984234053	348	12	5.0000000000	2.0000000000	2.2500000000	10.2650399293	2.2500000000	60	48	12
1	6,064,734.88	5.4467384890	5.0717384890	349	11	5.0000000000	2.0000000000	2.2500000000	10.4467384890	2.2500000000	60	49	12
1	3,248,120.00	5.7605365565	5.4170932724	350	10	5.0000000000	2.0000000000	2.2500000000	10.7605365565	2.2500000000	60	50	12
1	444,000.00	5.7500000000	5.3750000000	351	9	5.0000000000	2.0000000000	2.2500000000	10.7500000000	2.2500000000	60	51	12
1	669,670.43	4.8750000000	4.5000000000	323	37	5.0000000000	2.0000000000	2.0000000000	9.8750000000	2.0000000000	0	23	6
1	1,161,100.59	4.7565919945	4.3815919945	326	34	5.0000000000	2.0000000000	2.0000000000	9.7565919945	2.0000000000	0	26	6
1	404,484.41	3.6250000000	3.2500000000	327	33	5.0000000000	2.0000000000	2.0000000000	8.6250000000	2.0000000000	0	27	6
1	2,717,169.69	4.4251952930	4.0501952930	328	32	5.0000000000	2.0000000000	2.0000000000	9.4251952930	2.0000000000	0	28	6
1	529,531.28	4.2500000000	3.8750000000	329	31	5.0000000000	2.0000000000	2.0000000000	9.2500000000	2.0000000000	0	29	6
1	3,553,697.37	4.0903830016	3.7153830016	330	30	5.0000000000	2.0000000000	2.0000000000	9.0903830016	2.0000000000	0	30	6
1	1,369,759.84	4.2393094471	3.8044820853	331	29	5.0000000000	2.0000000000	2.0000000000	9.2393094471	2.0000000000	0	31	6
1	1,635,242.50	5.2607553069	4.8857553069	332	28	5.0000000000	2.0000000000	2.0000000000	10.2607553069	2.0000000000	0	32	6
1	540,988.13	5.1250000000	4.7500000000	333	27	5.0000000000	2.0000000000	2.0000000000	10.1250000000	2.0000000000	0	33	6
1	585,171.56	5.6250000000	5.1220000000	334	26	5.0000000000	2.0000000000	2.0000000000	10.6250000000	2.0000000000	0	34	6
1	136,923.53	5.0000000000	4.7500000000	316	44	6.0000000000	2.0000000000	2.0000000000	13.0000000000	2.0000000000	120	16	6
1	1,418,400.00	5.2409052453	4.9909052453	313	47	5.0000000000	2.0000000000	2.0000000000	10.2409052453	2.0000000000	60	13	6
1	1,124,000.00	4.7500000000	4.5000000000	318	42	5.0000000000	2.0000000000	2.0000000000	9.7500000000	2.0000000000	60	18	6
1	130,000.00	4.6250000000	4.3750000000	321	39	8.3750000000	8.3750000000	2.0000000000	13.0000000000	2.0000000000	60	21	6
1	1,161,795.36	4.8206244515	4.4904683386	322	38	5.0000000000	2.0000000000	2.0000000000	9.8206244515	2.0000000000	60	22	6
1	2,070,162.67	4.5292651241	4.2792651241	323	37	5.0000000000	2.0000000000	2.0000000000	9.5292651241	2.0000000000	60	23	6
1	2,100,282.35	5.1018510351	4.8220931313	324	36	6.4547444181	5.0417383287	2.0000000000	11.5565954531	2.0000000000	60	24	6
1	9,565,342.62	4.9650012241	4.6810856870	325	35	5.0000000000	2.0000000000	2.0000000000	9.9650012241	2.0000000000	60	25	6
1	10,091,149.31	5.0557172343	4.7732250707	326	34	5.2136773457	2.4366450109	2.0000000000	10.2693945800	2.0000000000	60	26	6
1	13,782,812.50	5.0026347361	4.7246983936	327	33	5.0000000000	2.0000000000	2.0000000000	10.0026347361	2.0000000000	60	27	6
1	14,959,355.44	4.7736228561	4.4944630306	328	32	5.0635026244	2.0000000000	2.0000000000	9.9641307294	2.0000000000	60	28	6
1	23,528,714.71	4.4318804671	4.1326286255	329	31	5.0000000000	2.0000000000	2.0000000000	9.4318804671	2.0000000000	60	29	6
1	50,595,232.07	4.3330021655	4.0204095926	330	30	5.0000000000	2.0000000000	2.0000000000	9.3330021655	2.0000000000	60	30	6
1	36,461,713.78	4.3293426075	4.0648645705	331	29	5.0000000000	2.0000000000	2.0000000000	9.3293426075	2.0000000000	60	31	6
1	6,755,165.08	4.6222590514	4.2383121938	332	28	5.0000000000	2.0000000000	2.0000000000	9.6222590514	2.0000000000	60	32	6
1	4,532,342.26	5.0578048829	4.6538651629	333	27	5.0000000000	2.0000000000	2.0000000000	10.0578048829	2.0000000000	60	33	6
1	1,586,477.55	5.4633943620	5.0821068726	334	26	5.0000000000	2.0000000000	2.0000000000	10.4633943620	2.0000000000	60	34	6
1	499,895.35	5.0000000000	4.6250000000	336	24	5.0000000000	2.0000000000	2.0000000000	10.0000000000	2.0000000000	60	36	6
1	564,982.44	5.3100000000	4.9350000000	341	19	5.0000000000	2.0000000000	2.0000000000	10.3100000000	2.0000000000	60	41	6

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

BAFC 2006-I	$975,124,000 (approximate) Shifting Interest Certificates

BAFC 2006-I Replines (Group 2)

Group	Cut-Off Unpaid Principal Balance	Current Mortgage Interest Rate	Current Net Mortgage Interest Rate	Cut-Off Remaining Term to Stated Maturity	Loan Age	Intial Rate Cap	Periodic Rate Cap	Gross Margin	Rate Ceiling	Rate Floor	Original Interest Only Term	Cut-Off Months to Roll	Payment Reset Frequency
2	499,450.71	5.8750000000	5.3750000000	313	47	5.0000000000	2.0000000000	2.7500000000	10.8750000000	2.7500000000	0	37	12
2	1,016,405.31	5.8750000000	5.3750000000	314	46	5.0000000000	2.0000000000	2.7500000000	10.8750000000	2.7500000000	0	38	12
2	1,193,114.81	4.7827208892	4.4077208892	322	38	5.0000000000	2.0000000000	2.7500000000	9.7827208892	2.7500000000	0	46	12
2	1,430,033.92	5.6197807320	5.2447807320	323	37	5.0000000000	2.0000000000	2.7500000000	10.6197807320	2.7500000000	0	47	12
2	1,334,830.63	5.1441562824	4.7691562824	324	36	5.0000000000	2.0000000000	2.7500000000	10.1441562824	2.7500000000	0	48	12
2	3,314,453.07	5.3252095550	4.9502095550	325	35	5.0000000000	2.0000000000	2.7500000000	10.3252095550	2.7500000000	0	49	12
2	2,973,959.75	5.2512252141	4.8762252141	326	34	5.0000000000	2.0000000000	2.7500000000	10.2512252141	2.7500000000	0	50	12
2	404,160.08	4.5000000000	4.1250000000	327	33	5.0000000000	2.0000000000	2.7500000000	9.5000000000	2.7500000000	0	51	12
2	984,444.51	4.9799421694	4.6049421694	328	32	5.0000000000	2.0000000000	2.7500000000	9.9799421694	2.7500000000	0	52	12
2	1,093,370.45	5.0998556928	4.7248556928	329	31	5.0000000000	2.0000000000	2.7500000000	10.0998556928	2.7500000000	0	53	12
2	555,679.53	4.2500000000	3.8750000000	331	29	5.0000000000	2.0000000000	2.7500000000	9.2500000000	2.7500000000	0	55	12
2	1,173,963.63	5.6780082968	5.1439834065	332	28	5.0000000000	2.0000000000	2.7500000000	10.6780082968	2.7500000000	0	56	12
2	428,551.12	5.7500000000	5.3750000000	333	27	5.0000000000	2.0000000000	2.7500000000	10.7500000000	2.7500000000	0	57	12
2	525,079.00	5.3750000000	5.0000000000	340	20	5.0000000000	2.0000000000	2.7500000000	10.3750000000	2.7500000000	0	64	12
2	935,768.97	4.6450008155	4.2700008155	334	26	5.0000000000	2.0000000000	2.2500000000	9.6450008155	2.2500000000	0	58	12
2	533,896.21	5.1250000000	4.7500000000	335	25	5.0000000000	2.0000000000	2.2500000000	10.1250000000	2.2500000000	0	59	12
2	1,725,745.63	4.9629742602	4.5879742602	337	23	5.0000000000	2.0000000000	2.2500000000	9.9629742602	2.2500000000	0	61	12
2	1,463,613.04	4.7785645997	4.4035645997	338	22	5.0000000000	2.0000000000	2.2500000000	9.7785645997	2.2500000000	0	62	12
2	6,081,272.54	5.0427377431	4.6677377431	339	21	5.0000000000	2.0000000000	2.2500000000	10.0427377431	2.2500000000	0	63	12
2	1,678,068.13	4.9601577041	4.6195941590	340	20	5.0000000000	2.0000000000	2.2500000000	9.9601577041	2.2500000000	0	64	12
2	4,622,269.93	4.8428375248	4.5069295713	341	19	5.0000000000	2.0000000000	2.2500000000	9.8428375248	2.2500000000	0	65	12
2	1,372,607.45	4.9674267213	4.7174267213	342	18	5.0000000000	2.0000000000	2.2500000000	9.9674267213	2.2500000000	0	66	12
2	2,583,374.47	5.1814523107	4.8734087855	343	17	5.0000000000	2.0000000000	2.2500000000	10.1814523107	2.2500000000	0	67	12
2	4,450,266.72	5.1346935384	4.8211870240	344	16	5.0000000000	2.0000000000	2.2500000000	10.1346935384	2.2500000000	0	68	12
2	438,529.89	5.5000000000	5.2500000000	345	15	5.0000000000	2.0000000000	2.2500000000	10.5000000000	2.2500000000	0	69	12
2	1,469,519.69	5.2693636866	4.8943636866	346	14	5.0000000000	2.0000000000	2.2500000000	10.2693636866	2.2500000000	0	70	12
2	538,366.49	5.5000000000	5.1250000000	347	13	5.0000000000	2.0000000000	2.2500000000	10.5000000000	2.2500000000	0	71	12
2	3,086,603.95	5.3486958524	4.9736958524	348	12	4.5075918697	2.0000000000	2.2500000000	10.5128318959	2.2500000000	0	72	12
2	446,271.17	5.1500000000	4.9000000000	349	11	5.0000000000	2.0000000000	2.2500000000	10.1500000000	2.2500000000	0	73	12
2	644,950.76	5.5000000000	5.2500000000	350	10	5.0000000000	2.0000000000	2.2500000000	10.5000000000	2.2500000000	0	74	12
2	1,179,386.66	5.5508088946	5.3008088946	350	10	5.0000000000	2.0000000000	2.2500000000	10.5508088946	2.2500000000	120	74	12
2	521,621.50	5.0000000000	4.6250000000	336	24	5.0000000000	2.0000000000	2.2500000000	10.0000000000	2.2500000000	84	60	12
2	483,931.53	5.8750000000	5.3880000000	337	23	5.0000000000	2.0000000000	2.2500000000	10.8750000000	2.2500000000	84	61	12
2	4,606,221.38	4.9377910317	4.5627910317	338	22	5.0000000000	2.0000000000	2.2500000000	9.9377910317	2.2500000000	84	62	12
2	5,857,467.33	5.0832803416	4.7082803416	339	21	5.0000000000	2.0000000000	2.2500000000	10.0832803416	2.2500000000	84	63	12
2	7,924,349.62	5.0625224436	4.6966951452	340	20	5.0000000000	2.0000000000	2.2500000000	10.0625224436	2.2500000000	84	64	12
2	9,018,361.34	5.1330032134	4.8056503408	341	19	5.0000000000	2.0000000000	2.2500000000	10.1330032134	2.2500000000	84	65	12
2	5,841,934.18	5.3595874532	5.0719190641	342	18	5.0000000000	2.0000000000	2.2500000000	10.3595874532	2.2500000000	84	66	12
2	4,131,894.71	5.1785736973	4.8813991515	343	17	5.0000000000	2.0000000000	2.2500000000	10.1785736973	2.2500000000	84	67	12
2	12,106,102.80	5.3946675929	5.0933139547	344	16	5.0000000000	2.0000000000	2.2500000000	10.3946675929	2.2500000000	84	68	12
2	1,450,928.35	5.3686358289	5.0820385703	345	15	5.0000000000	2.0000000000	2.2500000000	10.3686358289	2.2500000000	84	69	12
2	15,124,634.46	5.5705590256	5.1955590256	346	14	5.0000000000	2.0000000000	2.2500000000	10.5705590256	2.2500000000	84	70	12
2	1,452,719.06	5.5043755071	5.1293755071	347	13	5.0000000000	2.0000000000	2.2500000000	10.5043755071	2.2500000000	84	71	12
2	3,018,483.75	5.7175167983	5.3425167983	348	12	5.0000000000	2.0000000000	2.2500000000	10.7175167983	2.2500000000	84	72	12
2	500,000.00	5.7100000000	5.3350000000	349	11	5.0000000000	2.0000000000	2.2500000000	10.7100000000	2.2500000000	84	73	12
2	1,959,000.00	5.7536957631	5.3786957631	350	10	5.0000000000	2.0000000000	2.2500000000	10.7536957631	2.2500000000	84	74	12
2	467,893.33	5.0000000000	4.6250000000	327	33	5.0000000000	2.0000000000	2.0000000000	10.0000000000	2.0000000000	0	51	6
2	409,421.64	4.7500000000	4.3750000000	331	29	5.0000000000	2.0000000000	2.0000000000	9.7500000000	2.0000000000	0	55	6
2	778,746.36	4.2080000000	3.8330000000	332	28	5.0000000000	2.0000000000	2.0000000000	9.2080000000	2.0000000000	0	56	6
2	1,218,410.11	5.4067396460	5.0317396460	333	27	5.0000000000	2.0000000000	2.0000000000	10.4067396460	2.0000000000	0	57	6
2	1,005,299.94	5.6571238955	5.4071238955	344	16	5.0000000000	2.0000000000	2.0000000000	10.6571238955	2.0000000000	0	68	6
2	483,081.37	5.7500000000	5.3750000000	347	13	5.0000000000	2.0000000000	2.0000000000	10.7500000000	2.0000000000	0	71	6
2	840,750.00	5.5400000000	5.1650000000	348	12	5.0000000000	2.0000000000	2.0000000000	10.5400000000	2.0000000000	120	72	6
2	763,000.00	5.7861730013	5.4111730013	350	10	5.0000000000	2.0000000000	2.0000000000	10.7861730013	2.0000000000	120	74	6
2	500,000.00	5.7950000000	5.4200000000	351	9	5.0000000000	2.0000000000	2.0000000000	10.7950000000	2.0000000000	120	75	6
2	639,216.36	5.7950000000	5.2950000000	312	48	7.2050000000	7.2050000000	2.0000000000	13.0000000000	2.0000000000	84	36	6
2	750,000.00	5.7950000000	5.2950000000	314	46	5.0000000000	2.0000000000	2.0000000000	10.7950000000	2.0000000000	84	38	6
2	675,500.00	5.7950000000	5.2950000000	315	45	5.0000000000	2.0000000000	2.0000000000	10.7950000000	2.0000000000	84	39	6

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

BAFC 2006-I	$975,124,000 (approximate) Shifting Interest Certificates

BAFC 2006-I Replines (Group 2 Continued)

Group	Cut-Off Unpaid Principal Balance	Current Mortgage Interest Rate	Current Net Mortgage Interest Rate	Cut-Off Remaining Term to Stated Maturity	Loan Age	Intial Rate Cap	Periodic Rate Cap	Gross Margin	Rate Ceiling	Rate Floor	Original Interest Only Term	Cut-Off Months to Roll	Payment Reset Frequency
2	2,197,358.98	5.7091868382	5.2492099982	316	44	5.0000000000	2.0000000000	2.0000000000	10.7091868382	2.0000000000	84	40	6
2	540,000.00	5.0600000000	4.6850000000	317	43	7.9400000000	7.9400000000	2.0000000000	13.0000000000	2.0000000000	84	41	6
2	226,138.67	4.9400000000	4.5650000000	318	42	8.0600000000	8.0600000000	2.0000000000	13.0000000000	2.0000000000	84	42	6
2	2,701,208.94	4.7163491715	4.3413491715	321	39	5.0000000000	2.0000000000	2.0000000000	9.7163491715	2.0000000000	84	45	6
2	5,601,862.49	4.8870898275	4.5120898275	322	38	5.0000000000	2.0000000000	2.0000000000	9.8870898275	2.0000000000	84	46	6
2	7,909,221.03	4.9907624563	4.6157624563	323	37	4.8325092149	1.9581273037	2.0000000000	9.9907624563	2.0000000000	84	47	6
2	3,564,402.74	5.2451008158	4.8701008158	324	36	5.1577081047	2.3737466043	2.0000000000	10.4028089205	2.0000000000	84	48	6
2	2,977,500.00	5.3813366919	5.0063366919	325	35	5.0000000000	2.0000000000	2.0000000000	10.3813366919	2.0000000000	84	49	6
2	6,588,309.79	5.2652385056	4.8902385056	326	34	5.0000000000	2.0000000000	2.0000000000	10.2652385056	2.0000000000	84	50	6
2	1,160,954.85	5.5153488796	5.1403488796	327	33	6.4802901250	5.2116236045	2.0000000000	11.9956390046	2.0000000000	84	51	6
2	4,575,994.85	5.1131035552	4.7544934338	328	32	5.0000000000	2.0000000000	2.0000000000	10.1131035552	2.0000000000	84	52	6
2	4,377,546.73	4.7917729905	4.4167729905	329	31	5.0000000000	2.0000000000	2.0000000000	9.7917729905	2.0000000000	84	53	6
2	10,859,364.39	4.8689661027	4.4870596211	330	30	5.0000000000	2.0000000000	2.0000000000	9.8689661027	2.0000000000	84	54	6
2	6,266,269.82	5.0690924030	4.5750156259	331	29	5.0000000000	2.0000000000	2.0000000000	10.0690924030	2.0000000000	84	55	6
2	11,373,600.15	5.3070779289	4.8801113753	332	28	5.0000000000	2.0000000000	2.0000000000	10.3070779289	2.0000000000	84	56	6
2	4,249,258.97	5.6179613462	5.2099264492	333	27	5.0000000000	2.0000000000	2.0000000000	10.6179613462	2.0000000000	84	57	6
2	1,103,651.18	5.7214854253	5.3464854253	334	26	5.0000000000	2.0000000000	2.0000000000	10.7214854253	2.0000000000	84	58	6
2	725,000.00	5.7500000000	5.3750000000	336	24	5.0000000000	2.0000000000	2.0000000000	10.7500000000	2.0000000000	84	60	6
2	763,132.11	5.3300000000	4.9550000000	337	23	5.0000000000	2.0000000000	2.0000000000	10.3300000000	2.0000000000	84	61	6
2	1,747,924.24	5.2059183464	4.8309183464	338	22	5.0000000000	2.0000000000	2.0000000000	10.2059183464	2.0000000000	84	62	6
2	6,323,909.59	5.2913004007	4.9163004007	339	21	5.0000000000	2.0000000000	2.0000000000	10.6268189343	2.0000000000	84	63	6
2	4,911,826.03	5.3168333539	4.9625486642	340	20	5.0000000000	2.0000000000	2.0000000000	10.3168333539	2.0000000000	84	64	6
2	19,761,464.58	5.3642272253	5.0165926750	341	19	5.0000000000	2.0000000000	2.0000000000	10.3642272253	2.0000000000	84	65	6
2	10,839,973.59	5.4749559007	5.1807615115	342	18	5.0000000000	2.0000000000	2.0000000000	10.4749559007	2.0000000000	84	66	6
2	5,959,464.51	5.4708180779	5.2066599266	343	17	5.0000000000	2.0000000000	2.0000000000	10.4708180779	2.0000000000	84	67	6
2	8,956,329.07	5.4815967770	5.1976252968	344	16	5.0000000000	2.0000000000	2.0000000000	10.4815967770	2.0000000000	84	68	6
2	1,728,847.23	5.6960447106	5.3210447106	345	15	5.0000000000	2.0000000000	2.0000000000	10.6960447106	2.0000000000	84	69	6
2	9,253,519.20	5.6586417695	5.2836417695	346	14	5.0000000000	2.0000000000	2.0000000000	10.6586417695	2.0000000000	84	70	6
2	12,539,364.69	5.6447292203	5.2763882498	347	13	5.0000000000	2.0000000000	2.0000000000	10.6447292203	2.0000000000	84	71	6
2	8,894,229.63	5.6944528186	5.3259457924	348	12	5.0000000000	2.0000000000	2.0000000000	10.6944528186	2.0000000000	84	72	6
2	4,895,863.41	5.7153892207	5.3403892207	349	11	5.0000000000	2.0000000000	2.0000000000	10.7153892207	2.0000000000	84	73	6
2	2,023,933.00	5.7732010249	5.3982010249	350	10	5.0000000000	2.0000000000	2.0000000000	10.7732010249	2.0000000000	84	74	6

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

BAFC 2006-I	$975,124,000 (approximate) Shifting Interest Certificates

BAFC 2006-I Replines (Group 3, Group 4 and Group 5)

Group	Cut-Off Unpaid Principal Balance	Current Mortgage Interest Rate	Current Net Mortgage Interest Rate	Cut-Off Remaining Term to Stated Maturity	Loan Age	Intial Rate Cap	Periodic Rate Cap	Gross Margin	Rate Ceiling	Rate Floor	Original Interest Only Term	Cut-Off Months to Roll	Payment Reset Frequency
3	7,250,024.50	6.2975714082	6.0475714082	358	2	5.0000000000	2.0000000000	2.2500000000	11.2975714082	2.2500000000	60	58	12
3	22,623,484.35	6.3297849153	6.0797849153	359	1	5.0000000000	2.0000000000	2.2500000000	11.3297849153	2.2500000000	60	59	12
3	19,300,667.00	6.0110322159	5.7610322159	360	0	5.0000000000	2.0000000000	2.2500000000	11.0110322159	2.2500000000	60	60	12
3	189,639.11	6.3750000000	6.1250000000	358	2	5.0000000000	2.0000000000	2.2500000000	11.3750000000	2.2500000000	0	58	12
3	1,212,068.32	6.0794194175	5.8294194175	359	1	5.0000000000	2.0000000000	2.2500000000	11.0794194175	2.2500000000	0	59	12
3	398,820.18	6.1250000000	5.8750000000	474	6	5.0000000000	2.0000000000	2.2500000000	11.1250000000	2.2500000000	0	54	12
3	1,183,499.28	6.6686159232	6.4186159232	476	4	5.0000000000	2.0000000000	2.2500000000	11.6686159232	2.2500000000	0	56	12
3	306,668.65	6.7500000000	6.5000000000	479	1	5.0000000000	2.0000000000	2.2500000000	11.7500000000	2.2500000000	0	59	12
4	762,324.72	6.6250000000	6.3750000000	358	2	5.0000000000	2.0000000000	2.2500000000	11.6250000000	2.2500000000	84	82	12
4	15,564,347.93	6.1666665721	5.9166665721	359	1	5.0000000000	2.0000000000	2.2500000000	11.1666665721	2.2500000000	84	83	12
4	27,291,495.08	6.2680049224	6.0180049224	360	0	5.0000000000	2.0000000000	2.2500000000	11.2680049224	2.2500000000	84	84	12
4	1,434,137.90	6.4433982281	6.1933982281	359	1	5.0000000000	2.0000000000	2.2500000000	11.4433982281	2.2500000000	0	83	12
4	17,112,632.00	6.2512977694	6.0012977694	360	0	5.0000000000	2.0000000000	2.2500000000	11.2512977694	2.2500000000	0	84	12
4	398,795.76	6.6250000000	6.3750000000	473	7	5.0000000000	2.0000000000	2.2500000000	11.6250000000	2.2500000000	0	77	12
4	275,530.76	6.8750000000	6.6250000000	476	4	5.0000000000	2.0000000000	2.2500000000	11.8750000000	2.2500000000	0	80	12
4	1,188,998.88	6.6792746201	6.4292746201	477	3	5.0000000000	2.0000000000	2.2500000000	11.6792746201	2.2500000000	0	81	12
4	274,698.91	6.7500000000	6.5000000000	478	2	5.0000000000	2.0000000000	2.2500000000	11.7500000000	2.2500000000	0	82	12
4	1,679,276.05	6.5595251403	6.3095251403	479	1	5.0000000000	2.0000000000	2.2500000000	11.5595251403	2.2500000000	0	83	12
4	1,456,000.00	6.3155906593	6.0655906593	480	0	5.0000000000	2.0000000000	2.2500000000	11.3155906593	2.2500000000	0	84	12
5	439,999.96	5.8750000000	5.6250000000	348	12	5.0000000000	2.0000000000	2.2500000000	10.8750000000	2.2500000000	120	108	12
5	279,560.00	6.5000000000	6.2500000000	357	3	5.0000000000	2.0000000000	2.2500000000	11.5000000000	2.2500000000	120	117	12
5	988,000.00	5.8750000000	5.6250000000	358	2	5.0000000000	2.0000000000	2.2500000000	12.2500000000	2.2500000000	120	118	12
5	38,197,153.26	6.3912978547	6.1412978547	359	1	5.0000000000	2.0000000000	2.2500000000	11.3912978547	2.2500000000	120	119	12
5	31,204,744.00	6.3792148880	6.1292148880	360	0	5.0000000000	2.0000000000	2.2500000000	11.3792148880	2.2500000000	120	120	12
5	106,440.52	5.6250000000	5.3750000000	348	12	5.0000000000	2.0000000000	2.2500000000	10.6250000000	2.2500000000	0	108	12
5	740,942.24	6.1490850437	5.8990850437	349	11	5.0000000000	2.0000000000	2.2500000000	11.1490850437	2.2500000000	0	109	12
5	408,041.97	6.0391709062	5.7891709062	350	10	5.0000000000	2.0000000000	2.2500000000	11.0391709062	2.2500000000	0	110	12
5	498,007.04	5.8431133373	5.5931133373	352	8	5.0000000000	2.0000000000	2.2500000000	10.8431133373	2.2500000000	0	112	12
5	274,224.79	6.5000000000	6.2500000000	353	7	5.0000000000	2.0000000000	2.2500000000	11.5000000000	2.2500000000	0	113	12
5	243,634.05	6.6543688782	6.4043688782	355	5	5.0000000000	2.0000000000	2.2500000000	11.6543688782	2.2500000000	0	115	12
5	504,584.50	6.5868901542	6.3368901542	356	4	5.0000000000	2.0000000000	2.2500000000	11.5868901542	2.2500000000	0	116	12
5	4,841,406.97	6.4924516411	6.2424516411	359	1	5.0000000000	2.0000000000	2.2500000000	11.4924516411	2.2500000000	0	119	12
5	4,233,500.00	6.1331640487	5.8831640487	360	0	5.0000000000	2.0000000000	2.2500000000	11.1331640487	2.2500000000	0	120	12
5	498,497.77	7.1250000000	6.8750000000	472	8	5.0000000000	2.0000000000	2.2500000000	12.1250000000	2.2500000000	0	112	12
5	416,486.00	6.7500000000	6.5000000000	477	3	5.0000000000	2.0000000000	2.2500000000	11.7500000000	2.2500000000	0	117	12
5	296,450.30	6.3750000000	6.1250000000	478	2	5.0000000000	2.0000000000	2.2500000000	11.3750000000	2.2500000000	0	118	12
5	747,618.83	7.0517141619	6.8017141619	479	1	5.0000000000	2.0000000000	2.2500000000	12.0517141619	2.2500000000	0	119	12

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

BAFC 2006-I	$975,124,000 (approximate) Shifting Interest Certificates

Assumptions Relating to Decrement Tables

The tables set forth on the following pages have been prepared on the basis of the following assumptions (the “Modeling Assumptions”):

(a) each Shifting Interest Loan Group consists of the hypothetical mortgage loans whose characteristics are presented in the replines on the previous pages;

(b) the initial class balances or notional amount and pass-through rates for the Shifting Interest Offered Certificates are as set forth or described in the tables beginning on page 4 of the Term Sheet distributed on November 15, 2006;

(c) there are no Net Interest Shortfalls, Relief Act Reductions, delinquencies or Realized Losses with respect to the Shifting Interest Mortgage Loans;

(d) scheduled payments of principal and interest with respect to the Shifting Interest Mortgage Loans are received on the applicable due date beginning on December 1, 2006;

(e) prepayments are received, together with a 30 days’ interest thereon, on the last day of each month beginning in November 2006;

(f) the Shifting Interest Mortgage Loans prepay at the indicated percentages of CPR;

(g) optional repurchase of all of the Pool I Mortgage Loans or all of the Pool II Mortgage Loans does not occur;

(h) no Shifting Interest Mortgage Loans are required to be repurchased from the Trust and no Shifting Interest Mortgage Loans are substituted for the Shifting Interest Mortgage Loans included in the Trust on the Closing Date;

(i) the Shifting Interest Certificates are issued on the Closing Date;

(j) cash payments on the Shifting Interest Certificates are received on the 20th day of each month beginning in December 2006 in accordance with the priorities and amounts described in the Term Sheet;

(k) One-Year LIBOR remains constant at 5.310% per annum;

(l) One-Year CMT remains constant at 5.010% per annum; and

(m) Six-Month LIBOR remains constant at 5.380% per annum.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

BAFC 2006-I	$975,124,000 (approximate) Shifting Interest Certificates

	Percentage of Initial Class Balance Outstanding
	at the Respective Percentages of CPR Set Forth Below:
	Class 1-A-1 and Class 1-A-2
Distribution Date	0%	10%	20%	25%	30%	40%	50%
Initial Percentage	100	100	100	100	100	100	100
November 20, 2007	100	89	79	74	69	59	48
November 20, 2008	99	80	63	55	47	34	24
November 20, 2009	99	71	49	40	32	20	11
November 20, 2010	97	63	39	30	22	12	6
November 20, 2011	96	56	31	22	16	7	3
November 20, 2012	94	49	24	16	11	4	1
November 20, 2013	93	43	19	12	7	2	1
November 20, 2014	91	38	15	9	5	1	*
November 20, 2015	89	33	12	6	3	1	*
November 20, 2016	87	29	9	5	2	*	*
November 20, 2017	84	26	7	3	2	*	*
November 20, 2018	82	22	5	3	1	*	*
November 20, 2019	79	20	4	2	1	*	*
November 20, 2020	76	17	3	1	*	*	*
November 20, 2021	73	15	2	1	*	*	*
November 20, 2022	69	12	2	1	*	*	*
November 20, 2023	65	11	1	*	*	*	*
November 20, 2024	61	9	1	*	*	*	*
November 20, 2025	57	8	1	*	*	*	*
November 20, 2026	52	6	1	*	*	*	*
November 20, 2027	47	5	*	*	*	*	*
November 20, 2028	42	4	*	*	*	*	*
November 20, 2029	36	3	*	*	*	*	*
November 20, 2030	30	2	*	*	*	*	*
November 20, 2031	23	2	*	*	*	*	*
November 20, 2032	16	1	*	*	*	*	*
November 20, 2033	8	*	*	*	*	*	*
November 20, 2034	2	*	*	*	*	*	*
November 20, 2035	*	*	*	*	*	*	0
November 20, 2036	0	0	0	0	0	0	0

Weighted Average Life to
Maturity (in years)(1)	18.99	7.65	4.18	3.30	2.69	1.90	1.40

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of issuance of such class to the related Distribution date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

*Less than 0.5%, but greater than Zero.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

BAFC 2006-I	$975,124,000 (approximate) Shifting Interest Certificates

	Percentage of Initial Class Balance Outstanding
	at the Respective Percentages of CPR Set Forth Below:
	Class 2-A-1 and Class 2-A-2
Distribution Date	0%	10%	20%	25%	30%	40%	50%
Initial Percentage	100	100	100	100	100	100	100
November 20, 2007	100	89	79	74	69	59	49
November 20, 2008	99	80	63	55	47	34	24
November 20, 2009	99	72	49	40	33	20	11
November 20, 2010	99	64	39	30	23	12	6
November 20, 2011	98	57	31	23	16	7	3
November 20, 2012	97	50	25	17	11	4	1
November 20, 2013	95	44	19	12	8	3	1
November 20, 2014	93	39	15	9	5	1	*
November 20, 2015	91	34	12	7	4	1	*
November 20, 2016	89	30	9	5	2	1	*
November 20, 2017	87	26	7	4	2	*	*
November 20, 2018	84	23	6	3	1	*	*
November 20, 2019	81	20	4	2	1	*	*
November 20, 2020	78	17	3	1	1	*	*
November 20, 2021	75	15	3	1	*	*	*
November 20, 2022	72	13	2	1	*	*	*
November 20, 2023	68	11	1	*	*	*	*
November 20, 2024	64	9	1	*	*	*	*
November 20, 2025	59	8	1	*	*	*	*
November 20, 2026	55	6	1	*	*	*	*
November 20, 2027	50	5	*	*	*	*	*
November 20, 2028	44	4	*	*	*	*	*
November 20, 2029	38	3	*	*	*	*	*
November 20, 2030	32	2	*	*	*	*	*
November 20, 2031	25	2	*	*	*	*	*
November 20, 2032	18	1	*	*	*	*	*
November 20, 2033	10	1	*	*	*	*	*
November 20, 2034	4	*	*	*	*	*	*
November 20, 2035	*	*	*	*	*	*	0
November 20, 2036	0	0	0	0	0	0	0

Weighted Average Life to
Maturity (in years)(1)	19.56	7.79	4.23	3.34	2.71	1.90	1.41

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of issuance of such class to the related Distribution date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

*Less than 0.5%, but greater than Zero.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

BAFC 2006-I	$975,124,000 (approximate) Shifting Interest Certificates

	Percentage of Initial Class Balance Outstanding
	at the Respective Percentages of CPR Set Forth Below:
	Class 3-A-1 and Class 3-A-2
Distribution Date	0%	10%	20%	25%	30%	40%	50%
Initial Percentage	100	100	100	100	100	100	100
November 20, 2007	100	89	79	74	68	58	47
November 20, 2008	100	80	62	54	46	33	23
November 20, 2009	100	71	49	40	32	19	11
November 20, 2010	100	64	39	30	22	12	5
November 20, 2011	100	57	31	22	16	7	3
November 20, 2012	98	50	24	16	11	4	1
November 20, 2013	97	44	19	12	7	2	1
November 20, 2014	95	39	15	9	5	1	*
November 20, 2015	93	34	12	7	3	1	*
November 20, 2016	92	30	9	5	2	*	*
November 20, 2017	90	27	7	4	2	*	*
November 20, 2018	87	23	6	3	1	*	*
November 20, 2019	85	21	4	2	1	*	*
November 20, 2020	83	18	3	1	1	*	*
November 20, 2021	80	16	3	1	*	*	*
November 20, 2022	77	14	2	1	*	*	*
November 20, 2023	74	12	2	1	*	*	*
November 20, 2024	70	10	1	*	*	*	*
November 20, 2025	67	9	1	*	*	*	*
November 20, 2026	63	7	1	*	*	*	*
November 20, 2027	58	6	1	*	*	*	*
November 20, 2028	54	5	*	*	*	*	*
November 20, 2029	49	4	*	*	*	*	*
November 20, 2030	44	3	*	*	*	*	*
November 20, 2031	38	3	*	*	*	*	*
November 20, 2032	32	2	*	*	*	*	*
November 20, 2033	25	1	*	*	*	*	*
November 20, 2034	18	1	*	*	*	*	*
November 20, 2035	10	*	*	*	*	*	*
November 20, 2036	2	*	*	*	*	*	0
November 20, 2037	2	*	*	*	*	*	0
November 20, 2038	2	*	*	*	*	*	0
November 20, 2039	1	*	*	*	*	*	0
November 20, 2040	1	*	*	*	*	*	0
November 20, 2041	1	*	*	*	*	*	0
November 20, 2042	1	*	*	*	*	0	0
November 20, 2043	1	*	*	*	*	0	0
November 20, 2044	*	*	*	*	*	0	0
November 20, 2045	*	*	*	*	*	0	0
November 20, 2046	0	0	0	0	0	0	0

Weighted Average Life to
Maturity (in years)(1)	21.39	7.91	4.21	3.30	2.67	1.86	1.37

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of issuance of such class to the related Distribution date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

*Less than 0.5%, but greater than Zero.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

BAFC 2006-I	$975,124,000 (approximate) Shifting Interest Certificates

	Percentage of Initial Class Balance Outstanding
	at the Respective Percentages of CPR Set Forth Below:
	Class 4-A-1
Distribution Date	0%	10%	20%	25%	30%	40%	50%
Initial Percentage	100	100	100	100	100	100	100
November 20, 2007	100	89	79	73	68	58	47
November 20, 2008	99	79	62	54	46	33	22
November 20, 2009	99	71	48	39	31	19	10
November 20, 2010	98	63	38	29	22	11	5
November 20, 2011	98	56	30	22	15	7	3
November 20, 2012	97	50	24	16	11	4	1
November 20, 2013	97	44	19	12	7	2	1
November 20, 2014	95	39	15	9	5	1	*
November 20, 2015	94	34	12	7	4	1	*
November 20, 2016	92	30	9	5	2	*	*
November 20, 2017	90	27	7	4	2	*	*
November 20, 2018	88	24	6	3	1	*	*
November 20, 2019	85	21	4	2	1	*	*
November 20, 2020	83	18	3	1	1	*	*
November 20, 2021	80	16	3	1	*	*	*
November 20, 2022	78	14	2	1	*	*	*
November 20, 2023	74	12	2	1	*	*	*
November 20, 2024	71	10	1	*	*	*	*
November 20, 2025	68	9	1	*	*	*	*
November 20, 2026	64	7	1	*	*	*	*
November 20, 2027	60	6	1	*	*	*	*
November 20, 2028	55	5	*	*	*	*	*
November 20, 2029	50	4	*	*	*	*	*
November 20, 2030	45	3	*	*	*	*	*
November 20, 2031	39	3	*	*	*	*	*
November 20, 2032	33	2	*	*	*	*	*
November 20, 2033	27	1	*	*	*	*	*
November 20, 2034	20	1	*	*	*	*	*
November 20, 2035	12	1	*	*	*	*	*
November 20, 2036	4	*	*	*	*	*	0
November 20, 2037	4	*	*	*	*	*	0
November 20, 2038	4	*	*	*	*	*	0
November 20, 2039	3	*	*	*	*	*	0
November 20, 2040	3	*	*	*	*	*	0
November 20, 2041	2	*	*	*	*	*	0
November 20, 2042	2	*	*	*	*	*	0
November 20, 2043	2	*	*	*	*	0	0
November 20, 2044	1	*	*	*	*	0	0
November 20, 2045	1	*	*	*	*	0	0
November 20, 2046	0	0	0	0	0	0	0

Weighted Average Life to
Maturity (in years)(1)	21.70	7.90	4.19	3.29	2.66	1.86	1.36

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of issuance of such class to the related Distribution date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

*Less than 0.5%, but greater than Zero.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

BAFC 2006-I	$975,124,000 (approximate) Shifting Interest Certificates

	Percentage of Initial Class Balance Outstanding
	at the Respective Percentages of CPR Set Forth Below:
	Class 5-A-1
Distribution Date	0%	10%	20%	25%	30%	40%	50%
Initial Percentage	100	100	100	100	100	100	100
November 20, 2007	100	86	72	65	58	45	31
November 20, 2008	100	73	50	39	29	12	0
November 20, 2009	99	62	32	20	10	0	0
November 20, 2010	99	52	19	7	0	0	0
November 20, 2011	99	43	9	0	0	0	0
November 20, 2012	98	34	1	0	0	0	0
November 20, 2013	98	27	0	0	0	0	0
November 20, 2014	98	21	0	0	0	0	0
November 20, 2015	97	16	0	0	0	0	0
November 20, 2016	97	11	0	0	0	0	0
November 20, 2017	94	6	0	0	0	0	0
November 20, 2018	91	1	0	0	0	0	0
November 20, 2019	88	0	0	0	0	0	0
November 20, 2020	84	0	0	0	0	0	0
November 20, 2021	80	0	0	0	0	0	0
November 20, 2022	76	0	0	0	0	0	0
November 20, 2023	72	0	0	0	0	0	0
November 20, 2024	67	0	0	0	0	0	0
November 20, 2025	62	0	0	0	0	0	0
November 20, 2026	56	0	0	0	0	0	0
November 20, 2027	50	0	0	0	0	0	0
November 20, 2028	43	0	0	0	0	0	0
November 20, 2029	36	0	0	0	0	0	0
November 20, 2030	29	0	0	0	0	0	0
November 20, 2031	21	0	0	0	0	0	0
November 20, 2032	12	0	0	0	0	0	0
November 20, 2033	2	0	0	0	0	0	0
November 20, 2034	0	0	0	0	0	0	0
November 20, 2035	0	0	0	0	0	0	0
November 20, 2036	0	0	0	0	0	0	0

Weighted Average Life to
Maturity (in years)(1)	19.97	4.83	2.32	1.80	1.45	1.02	0.76

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of issuance of such class to the related Distribution date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

BAFC 2006-I	$975,124,000 (approximate) Shifting Interest Certificates

	Percentage of Initial Class Balance Outstanding
	at the Respective Percentages of CPR Set Forth Below:
	Class 5-A-2
Distribution Date	0%	10%	20%	25%	30%	40%	50%
Initial Percentage	100	100	100	100	100	100	100
November 20, 2007	100	100	100	100	100	100	100
November 20, 2008	100	100	100	100	100	100	94
November 20, 2009	100	100	100	100	100	80	44
November 20, 2010	100	100	100	100	92	48	22
November 20, 2011	100	100	100	92	64	29	11
November 20, 2012	100	100	100	69	45	17	5
November 20, 2013	100	100	81	51	31	10	3
November 20, 2014	100	100	65	38	22	6	1
November 20, 2015	100	100	52	29	15	4	1
November 20, 2016	100	100	41	21	11	2	*
November 20, 2017	100	100	32	16	7	1	*
November 20, 2018	100	100	25	12	5	1	*
November 20, 2019	100	91	20	8	3	*	*
November 20, 2020	100	79	15	6	2	*	*
November 20, 2021	100	69	12	4	2	*	*
November 20, 2022	100	60	9	3	1	*	*
November 20, 2023	100	52	7	2	1	*	*
November 20, 2024	100	44	5	2	*	*	*
November 20, 2025	100	38	4	1	*	*	*
November 20, 2026	100	32	3	1	*	*	*
November 20, 2027	100	27	2	1	*	*	*
November 20, 2028	100	22	2	*	*	*	*
November 20, 2029	100	18	1	*	*	*	*
November 20, 2030	100	14	1	*	*	*	*
November 20, 2031	100	11	1	*	*	*	*
November 20, 2032	100	8	*	*	*	*	*
November 20, 2033	100	6	*	*	*	*	*
November 20, 2034	75	4	*	*	*	*	*
November 20, 2035	40	2	*	*	*	*	*
November 20, 2036	5	*	*	*	*	*	0
November 20, 2037	5	*	*	*	*	*	0
November 20, 2038	4	*	*	*	*	*	0
November 20, 2039	4	*	*	*	*	*	0
November 20, 2040	3	*	*	*	*	*	0
November 20, 2041	3	*	*	*	*	*	0
November 20, 2042	2	*	*	*	*	0	0
November 20, 2043	2	*	*	*	*	0	0
November 20, 2044	1	*	*	*	*	0	0
November 20, 2045	1	*	*	*	*	0	0
November 20, 2046	0	0	0	0	0	0	0

Weighted Average Life to
Maturity (in years)(1)	29.00	18.30	10.30	8.10	6.55	4.53	3.30

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of issuance of such class to the related Distribution date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

*Less than 0.5%, but greater than Zero.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

BAFC 2006-I	$975,124,000 (approximate) Shifting Interest Certificates

	Percentage of Initial Notional Amount Outstanding
	at the Respective Percentages of CPR Set Forth Below:
	Class 5-A-3
Distribution Date	0%	10%	20%	25%	30%	40%	50%
Initial Percentage	100	100	100	100	100	100	100
November 20, 2007	100	100	100	100	100	100	100
November 20, 2008	100	100	100	100	100	100	94
November 20, 2009	100	100	100	100	100	80	44
November 20, 2010	100	100	100	100	92	48	22
November 20, 2011	100	100	100	92	64	29	11
November 20, 2012	100	100	100	69	45	17	5
November 20, 2013	100	100	81	51	31	10	3
November 20, 2014	100	100	65	38	22	6	1
November 20, 2015	100	100	52	29	15	4	1
November 20, 2016	0	0	0	0	0	0	0
November 20, 2017	0	0	0	0	0	0	0
November 20, 2018	0	0	0	0	0	0	0
November 20, 2019	0	0	0	0	0	0	0
November 20, 2020	0	0	0	0	0	0	0
November 20, 2021	0	0	0	0	0	0	0
November 20, 2022	0	0	0	0	0	0	0
November 20, 2023	0	0	0	0	0	0	0
November 20, 2024	0	0	0	0	0	0	0
November 20, 2025	0	0	0	0	0	0	0
November 20, 2026	0	0	0	0	0	0	0
November 20, 2027	0	0	0	0	0	0	0
November 20, 2028	0	0	0	0	0	0	0
November 20, 2029	0	0	0	0	0	0	0
November 20, 2030	0	0	0	0	0	0	0
November 20, 2031	0	0	0	0	0	0	0
November 20, 2032	0	0	0	0	0	0	0
November 20, 2033	0	0	0	0	0	0	0
November 20, 2034	0	0	0	0	0	0	0
November 20, 2035	0	0	0	0	0	0	0
November 20, 2036	0	0	0	0	0	0	0

Weighted Average Life to
Maturity (in years)(1)	9.89	9.89	8.65	7.40	6.26	4.49	3.29

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the notional amount by the number of years from the date of issuance of such class to the related Distribution date, (ii) adding the results and (iii) dividing the sum by the initial notional amount.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

BAFC 2006-I	$975,124,000 (approximate) Shifting Interest Certificates

	Percentage of Initial Class Balance Outstanding
	at the Respective Percentages of CPR Set Forth Below:
	Class 5-A-4
Distribution Date	0%	10%	20%	25%	30%	40%	50%
Initial Percentage	100	100	100	100	100	100	100
November 20, 2007	100	89	79	74	68	58	47
November 20, 2008	100	80	62	54	46	33	23
November 20, 2009	99	71	48	39	32	19	10
November 20, 2010	99	63	39	30	22	12	5
November 20, 2011	99	56	31	22	15	7	3
November 20, 2012	99	50	25	17	11	4	1
November 20, 2013	98	45	20	12	8	2	1
November 20, 2014	98	40	16	9	5	1	*
November 20, 2015	98	36	12	7	4	1	*
November 20, 2016	98	32	10	5	3	1	*
November 20, 2017	95	28	8	4	2	*	*
November 20, 2018	93	25	6	3	1	*	*
November 20, 2019	91	22	5	2	1	*	*
November 20, 2020	88	19	4	1	1	*	*
November 20, 2021	85	17	3	1	*	*	*
November 20, 2022	82	14	2	1	*	*	*
November 20, 2023	78	12	2	1	*	*	*
November 20, 2024	75	11	1	*	*	*	*
November 20, 2025	71	9	1	*	*	*	*
November 20, 2026	67	8	1	*	*	*	*
November 20, 2027	62	6	1	*	*	*	*
November 20, 2028	57	5	*	*	*	*	*
November 20, 2029	52	4	*	*	*	*	*
November 20, 2030	46	3	*	*	*	*	*
November 20, 2031	40	3	*	*	*	*	*
November 20, 2032	33	2	*	*	*	*	*
November 20, 2033	26	1	*	*	*	*	*
November 20, 2034	18	1	*	*	*	*	0
November 20, 2035	10	*	*	*	*	*	0
November 20, 2036	1	*	*	*	*	*	0
November 20, 2037	1	*	*	*	*	*	0
November 20, 2038	1	*	*	*	*	0	0
November 20, 2039	1	*	*	*	*	0	0
November 20, 2040	1	*	*	*	*	0	0
November 20, 2041	1	*	*	*	*	0	0
November 20, 2042	1	*	*	*	*	0	0
November 20, 2043	*	*	*	*	*	0	0
November 20, 2044	*	*	*	*	*	0	0
November 20, 2045	*	*	*	*	0	0	0
November 20, 2046	0	0	0	0	0	0	0

Weighted Average Life to
Maturity (in years)(1)	22.14	8.07	4.24	3.32	2.68	1.86	1.37

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of issuance of such class to the related Distribution date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

*Less than 0.5%, but greater than Zero.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

BAFC 2006-I	$975,124,000 (approximate) Shifting Interest Certificates

	Percentage of Initial Class Balance Outstanding
	at the Respective Percentages of CPR Set Forth Below:
	Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4
Distribution Date	0%	10%	20%	25%	30%	40%	50%
Initial Percentage	100	100	100	100	100	100	100
November 20, 2007	100	100	100	100	100	100	100
November 20, 2008	99	99	99	99	99	86	71
November 20, 2009	99	99	99	91	83	66	50
November 20, 2010	98	98	81	68	57	39	25
November 20, 2011	97	97	64	50	40	23	12
November 20, 2012	95	95	51	37	27	14	6
November 20, 2013	94	90	40	27	19	8	3
November 20, 2014	92	79	31	20	13	5	1
November 20, 2015	90	70	24	15	9	3	1
November 20, 2016	88	61	19	11	6	2	*
November 20, 2017	85	53	15	8	4	1	*
November 20, 2018	83	47	12	6	3	1	*
November 20, 2019	80	41	9	4	2	*	*
November 20, 2020	77	35	7	3	1	*	*
November 20, 2021	74	30	5	2	1	*	*
November 20, 2022	70	26	4	2	1	*	*
November 20, 2023	66	22	3	1	*	*	*
November 20, 2024	62	19	2	1	*	*	*
November 20, 2025	58	16	2	1	*	*	*
November 20, 2026	53	13	1	*	*	*	*
November 20, 2027	48	11	1	*	*	*	*
November 20, 2028	43	8	1	*	*	*	*
November 20, 2029	37	7	*	*	*	*	*
November 20, 2030	31	5	*	*	*	*	*
November 20, 2031	24	3	*	*	*	*	*
November 20, 2032	17	2	*	*	*	*	*
November 20, 2033	9	1	*	*	*	*	*
November 20, 2034	3	*	*	*	*	*	0
November 20, 2035	*	*	*	*	*	0	0
November 20, 2036	0	0	0	0	0	0	0

Weighted Average Life to
Maturity (in years)(1)	19.22	12.79	7.22	5.96	5.14	3.99	3.16

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of issuance of such class to the related Distribution date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

*Less than 0.5%, but greater than Zero.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

BAFC 2006-I	$975,124,000 (approximate) Shifting Interest Certificates

	Percentage of Initial Class Balance Outstanding
	at the Respective Percentages of CPR Set Forth Below:
	Class II-B-1, Class II-B-2 and Class II-B-3
Distribution Date	0%	10%	20%	25%	30%	40%	50%
Initial Percentage	100	100	100	100	100	100	100
November 20, 2007	100	100	100	100	100	100	100
November 20, 2008	100	100	100	100	100	86	73
November 20, 2009	99	99	99	91	83	67	52
November 20, 2010	99	99	82	68	58	40	26
November 20, 2011	99	99	66	51	41	24	13
November 20, 2012	98	98	52	38	28	14	6
November 20, 2013	98	93	41	28	20	8	3
November 20, 2014	96	83	33	21	14	5	2
November 20, 2015	95	74	26	16	9	3	1
November 20, 2016	94	66	20	12	6	2	*
November 20, 2017	92	58	16	8	4	1	*
November 20, 2018	90	51	13	6	3	1	*
November 20, 2019	87	44	10	5	2	*	*
November 20, 2020	85	39	8	3	1	*	*
November 20, 2021	82	34	6	2	1	*	*
November 20, 2022	79	29	5	2	1	*	*
November 20, 2023	76	25	3	1	*	*	*
November 20, 2024	72	22	3	1	*	*	*
November 20, 2025	69	19	2	1	*	*	*
November 20, 2026	65	16	2	*	*	*	*
November 20, 2027	60	13	1	*	*	*	*
November 20, 2028	56	11	1	*	*	*	*
November 20, 2029	50	9	1	*	*	*	*
November 20, 2030	45	7	*	*	*	*	*
November 20, 2031	39	6	*	*	*	*	*
November 20, 2032	33	4	*	*	*	*	*
November 20, 2033	26	3	*	*	*	*	*
November 20, 2034	19	2	*	*	*	*	*
November 20, 2035	11	1	*	*	*	*	0
November 20, 2036	2	*	*	*	*	*	0
November 20, 2037	2	*	*	*	*	*	0
November 20, 2038	2	*	*	*	*	*	0
November 20, 2039	2	*	*	*	*	*	0
November 20, 2040	2	*	*	*	*	*	0
November 20, 2041	1	*	*	*	*	0	0
November 20, 2042	1	*	*	*	*	0	0
November 20, 2043	1	*	*	*	*	0	0
November 20, 2044	1	*	*	*	*	0	0
November 20, 2045	*	*	*	*	*	0	0
November 20, 2046	0	0	0	0	0	0	0

Weighted Average Life to
Maturity (in years)(1)	21.80	13.56	7.40	6.07	5.21	4.02	3.24

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of issuance of such class to the related Distribution date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

*Less than 0.5%, but greater than Zero.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

BAFC 2006-I	$975,124,000 (approximate) Shifting Interest Certificates

Aggregate Realized Losses for the Shifting Interest Mortgage Loans

The following table sets forth the amount of Realized Losses that would be incurred with respect to the Shifting Interest Mortgage Loans in the aggregate, expressed as a percentage of the aggregate outstanding principal balance of the Shifting Interest Mortgage Loans as of the Cut-off Date.

			Aggregate Realized Losses for the
			Pool I Shifting Interest Mortgage Loans
			Percentage of CPR
Percentage of SDA	Loss Severity Percentage	0%	10%	20%	25%	30%	40%	50%
75%	25%	0.66%	0.46%	0.34%	0.29%	0.25%	0.19%	0.15%
75%	50%	1.33	0.92	0.67	0.58	0.51	0.38	0.30
100%	25%	0.88	0.61	0.45	0.39	0.34	0.26	0.20
100%	50%	1.76	1.22	0.89	0.77	0.67	0.51	0.39
150%	25%	1.31	0.91	0.67	0.58	0.50	0.38	0.29
150%	50%	2.62	1.82	1.34	1.16	1.00	0.77	0.59
200%	25%	1.73	1.21	0.89	0.77	0.67	0.51	0.39
200%	50%	3.47	2.41	1.77	1.53	1.33	1.02	0.78

			Aggregate Realized Losses for the
			Pool II Shifting Interest Mortgage Loans
			Percentage of CPR
Percentage of SDA	Loss Severity Percentage	0%	10%	20%	25%	30%	40%	50%
75%	25%	0.76%	0.46%	0.30%	0.24%	0.19%	0.13%	0.08%
75%	50%	1.53	0.93	0.59	0.48	0.38	0.25	0.17
100%	25%	1.01	0.61	0.39	0.32	0.26	0.17	0.11
100%	50%	2.03	1.23	0.78	0.63	0.51	0.34	0.22
150%	25%	1.51	0.92	0.58	0.47	0.38	0.25	0.16
150%	50%	3.02	1.83	1.17	0.94	0.76	0.50	0.33
200%	25%	1.99	1.21	0.78	0.63	0.51	0.33	0.22
200%	50%	3.98	2.42	1.55	1.25	1.01	0.67	0.44

* Run with no lag

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

BAFC 2006-I	$975,124,000 (approximate) Shifting Interest Certificates

Historical Values of One-Year LIBOR

Listed below are historical values of One-Year LIBOR available as of the first business day in the month shown below. The values shown are intended only to provide an historical summary of the movements of One-Year LIBOR and may not be indicative of future rates. The source of the values shown below is British Bankers’ Association.

	Year
Month	2006	2005	2004	2003	2002	2001
January	4.85%	3.11%	1.48%	1.46%	2.40%	5.94%
February	4.95	3.27	1.47	1.46	2.57	5.11
March	5.12	3.57	1.37	1.38	2.48	4.91
April	5.29	3.81	1.34	1.27	3.06	4.58
May	5.38	3.71	1.82	1.29	2.64	4.44
June	5.51	3.76	2.11	1.25	2.60	4.17
July	5.68	3.90	2.39	1.16	2.27	4.19
August	5.54	4.22	2.35	1.44	1.97	3.80
September	5.39	4.13	2.26	1.45	1.92	3.59
October	5.32	4.48	2.49	1.24	1.66	2.68
November	--	4.72	2.54	1.48	1.62	2.29
December	--	4.82	2.96	1.60	1.73	2.34

Historical Values of One-Year CMT

Listed below are historical average values of One-Year CMT for the months and years shown below. The monthly averages shown are intended only to provide an historical summary of the movements of One-Year CMT and may not be indicative of future rates. The source of the daily values of One-Year CMT used in determining the monthly averages shown below is Bloomberg Professional Services®.

	Year
Month	2006	2005	2004	2003	2002	2001
January	4.45%	2.86%	1.24%	1.36%	2.16%	4.81%
February	4.68	3.03	1.24	1.30	2.23	4.68
March	4.77	3.30	1.19	1.24	2.57	4.30
April	4.90	3.32	1.43	1.27	2.48	3.98
May	5.00	3.33	1.78	1.18	2.35	3.78
June	5.16	3.36	2.12	1.01	2.20	3.58
July	5.22	3.64	2.10	1.12	1.96	3.62
August	5.08	3.87	2.02	1.31	1.76	3.47
September	4.97	3.85	2.12	1.24	1.72	2.82
October	5.01	4.18	2.23	1.25	1.65	2.33
November	--	4.33	2.50	1.34	1.49	2.18
December	--	4.35	2.67	1.31	1.45	2.22

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

BAFC 2006-I	$975,124,000 (approximate) Shifting Interest Certificates

Historical Values of Six-Month LIBOR

Listed below are historical values of Six-Month LIBOR available as of the first business day in the month shown below. The values shown are intended only to provide an historical summary of the movements of Six-Month LIBOR and may not be indicative of future rates. The source of the values shown below is British Bankers’ Association.

	Year
Month	2006	2005	2004	2003	2002	2001
January	4.71%	2.79%	1.22%	1.38%	1.96%	6.16%
February	4.82	2.97	1.21	1.35	2.08	5.22
March	4.98	3.19	1.17	1.34	2.04	4.95
April	5.14	3.39	1.16	1.23	2.36	4.64
May	5.25	3.43	1.38	1.26	2.12	4.30
June	5.39	3.54	1.61	1.24	2.08	3.93
July	5.58	3.73	1.90	1.12	1.95	3.90
August	5.51	3.95	1.94	1.21	1.83	3.67
September	5.42	4.00	1.98	1.20	1.80	3.47
October	5.38	4.27	2.20	1.16	1.66	2.54
November	--	4.47	2.32	1.23	1.57	2.17
December	--	4.63	2.63	1.27	1.47	2.00

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.